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                                                                    Exhibit 23.2



                         Independent Auditors' Consent

The Board of Directors
MEMC Electronic Materials, Inc.:

We consent to incorporation by reference in Amendment No. 3 to the registration statement on Form S-3 of MEMC Electronic Materials, Inc. of: our report dated January 25, 1999, relating to the consolidated balance sheets of MEMC Electronic Materials, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which report appears in the Form 8-K dated March 2, 1999 of MEMC Electronic Materials, Inc.; our report dated January 26, 1998, relating to the consolidated balance sheets of MEMC Electronic Materials, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which report appears in the Form 10-K/A Amendment No. 3 of MEMC Electronic Materials, Inc.; and to the reference to our firm under the heading "Experts" in the registration statement.

                                             /s/ KPMG LLP

St. Louis, Missouri
March 2, 1999